EXHIBIT 99.2

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                ALL BIDS MUST BE SUBMITTED TO THE ADMINISTRATOR
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                          DISCOUNT WAIVER REQUEST FORM

              Direct Stock Purchase and Dividend Reinvestment Plan

      This form is to be used only by prospective purchasers ("Participants") of shares of common stock in the Granite Construction Incorporated ("Company") Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan") who are requesting authorization from the Company to make an optional cash investment under the Plan in excess of the $10,000 monthly maximum. A new form must be completed each month in which the Participant wishes to make an optional cash investment in excess of the $10,000 monthly maximum under the Plan. This form will not be accepted by the Administrator, unless it is completed in its entirety.

This form should be completed and returned via facsimile to the Administrator, at (917) 320-6312, attention: Granite Construction Incorporated by 10:00 a.m. Eastern Time, on the day that is two (2) business days prior to the first day of the Pricing Period for the applicable Investment Date. (See Appendix 1 to the Prospectus.) For information regarding the discount (if any) and threshold price (if any) that may be applicable to optional cash investments made pursuant to an approved Request for Waiver, please contact the administrator at (917) 320-6300.

The Participant submitting this form hereby certifies that (a) the information contained herein is true and correct as of the date of this form, (b) the Participant has received the Prospectus relating to the Plan (the "Prospectus"),
(c) the Participant is a Qualified Institutional Buyer, as defined in Rule 144A of the Securities and Exchange Commission, and (d) the person submitting this form is authorized to do so.

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1. Bid Information:

In the table below, please enter one or more bids you wish to submit. You may submit a bid for any amount and at any discount up to and including the maximum. Since this is a competitive bidding process, the company may reject your bid for any reason, including requests for waivers submitted by other shareholders at lesser discounts, greater amounts, or any combination thereof. The company has sole discretion whether to accept or reject your offer.

   Bid        Amount Bid (US$)             Discount Bid (%)
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    1
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    2
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    3
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    4
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    5
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2. Participant Information:

Please Fill Out Entirely. Bids with incomplete information will be rejected.


________________________________________________________________________________
  Name of Participant

________________________________________________________________________________
  Name and Title of Authorized        Signature of Authorized   Date
  Officer                             Officer

________________________________________________________________________________
  Participant's Tax I.D. Number       Phone Number                   Fax Number

________________________________________________________________________________
  Street Address                      City              State       Zip

________________________________________________________________________________
  Bank Name (City, State)             ABA Number        Account Number

________________________________________________________________________________
  Account Title                       Beneficiary       Beneficiary
                                      Account Name      Account Number

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3. Payment Information:

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Wired funds should be directed to the following Chase Manhattan account: ABA
021000021, account 323-114962. Credit party name is CMSS Equity Plan, please make reference to Granite Construction Incorporated. The Administrator must receive all funds by 4:00 p.m., Eastern Standard Time on the business day prior to the first day of the Pricing Period for the applicable investment date.